UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2013

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762

(Commission File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Salt Lake City, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2013, the Board of Directors approved, upon recommendation of the Compensation Committee, cash bonus payments to certain of our executive officers as additional compensation for the year ended December 31, 2012. As disclosed in our Proxy Statement dated April 30, 2012, we adopted an executive officer bonus plan. Approximately 25% of the maximum amount payable under the 2011 executive officer bonus plan to the officers listed below was paid out. The bonus payments approved March 15, 2013, are outside of the executive officer bonus plan and were awarded in recognition of what the Compensation Committee views as meaningful improvement in operations during the latter part of 2012 as a result of the efforts of our executive officers that the Committee believes has, and will likely continue to, enhance shareholder value. The following table shows the cash bonuses approved on March 15, 2013.

Name and Position	Amount ($)
Paul Jarman Chief Executive Officer	40,000

Gregory S. Ayers EVP and Chief Financial Officer	20,000

Scott Welch EVP and Chief Operating Officer	20,000

Mariann McDonagh EVP and Chief Marketing Officer	7,600

Bassam Salem Chief Business Officer and EVP Worldwide Services	22,500

Sunny Gosain EVP and Chief Products Officer	10,600

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inContact, Inc.

Date: March 21, 2013	By:	/S/ Gregory S. Ayers
Gregory S. Ayers, Chief Financial Officer

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